Exhibit 99.1

NEWS RELEASE

ATI Inc.	Investor Contact:	Media Contact:
Corporate Headquarters	David Weston	Natalie Gillespie
2021 McKinney Avenue, Suite 1100	412.394.2908	412.389.3124
Dallas, TX 75201 U.S.A.	David.Weston@ATImaterials.com	Natalie.Gillespie@ATImaterials.com
www.ATImaterials.com

ATI Chief Financial Officer Don Newman Announces Retirement

Search for successor underway

Dallas, TX—DATE, 2025—ATI Inc. (NYSE: ATI) today announced that Executive Vice President, Finance and Chief Financial Officer Don Newman has informed the Company that he will retire March 1, 2026. As the Company conducts a search for his successor, Newman will continue to serve as Chief Financial Officer until his retirement date. Following his retirement, he will serve the Company in an advisory capacity for a period of time to allow for a smooth handoff.

“Since joining ATI in 2020, Don has been instrumental in shaping ATI’s long-term strategy and strengthening our financial foundation, helping to position the company for continued growth,” said Kimberly A. Fields, President and CEO. “Don led the transformation of ATI’s balance sheet, including optimizing our capital structure, and returning capital to shareholders through share repurchases. Don was a key partner in shaping ATI’s long-term strategic goals, including our transformation to a majority A&D business and driving strong financial performance. On behalf of the Board of Directors and the ATI leadership team, I thank Don for his many contributions and wish him well in retirement. We appreciate his continued partnership through this transition as we execute on our strategy and scale for the next phase of growth.”

Newman commented, “It has been an honor to serve as ATI’s CFO and to work alongside such a dedicated and talented team. I’m proud of what we’ve achieved and confident that ATI is well-positioned for continued success. I look forward to supporting a seamless transition and watching ATI thrive in the years ahead.”

Rob Foster, ATI Vice President of Financial and Operating Strategies, will lead development of ATI’s 2026 financial plan. “Rob most recently served as President of Specialty Alloys & Components and has held leadership roles across every ATI business,” said Fields. “His deep cross-business knowledge and proven track record position him well to ensure continuity and momentum.”

ATI is engaging a leading executive search firm to assist in the search for its next CFO and will consider both external and internal candidates. The Company is focused on identifying a proven finance leader with deep operational experience and a strong track record of performance in complex industrial or aerospace environments.

ATI today reiterated its guidance for the third quarter and full year 2025.

ATI: Proven to Perform

ATI (NYSE: ATI) is a producer of high-performance materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical and specialty energy. We’re solving the world’s most difficult challenges through materials science. We partner with our customers to deliver extraordinary materials that enable their greatest achievements: their products fly higher and faster, burn hotter, dive deeper, stand stronger and last longer. Our proprietary process technologies, unique customer partnerships and commitment to innovation deliver materials and solutions for today and the evermore challenging environments of tomorrow. We are proven to perform anywhere. Learn more at ATImaterials.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty materials and changes in international trade duties and other aspects of international trade policy; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages; (h) business and economic disruptions associated with extraordinary events beyond our control, such as war, terrorism, international conflicts, public health issues, such as epidemics or pandemics, natural disasters and climate-related events that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 29, 2024, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.